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                                                                    EXHIBIT 1b
                         CIGNA VARIABLE PRODUCTS GROUP
         AMENDMENT NO. 2 TO AMENDED AND RESTATED MASTER TRUST AGREEMENT


     AMENDMENT NO. 2 to Amended and Restated Master Trust Agreement of CIGNA Variable Products Group dated as of March 1, 1996 (the "Master Trust Agreement"), made as of this 16th day of January, 1997 by the Trustees hereunder.

                              W I T N E S S E T H


     WHEREAS, the Trustees have the authority, under Article IV, Section 4.1 of the Master Trust Agreement, to divide the class of Shares of the Trust into two or more Series of Shares as they deem necessary or desirable (each of which Series of Shares is a separate and distinct Sub-Trust of the Trust): and

     WHEREAS, the Trustees desire to redesignate its established Sub-Trusts known as CIGNA Variable Products S&P 500 Index Fund, CIGNA Variable Products High Yield Fund, CIGNA Variable Products Income Fund, CIGNA Variable Products International Stock Fund and CIGNA Variable Products Money Market Fund and designate same as S&P 500 Index Fund, High Yield Fund, Income Fund, International Stock Fund and Money Market Fund, respectively; and

     WHEREAS, the Trustees desire to establish and designate new Sub-Trusts, namely Intermediate Bond Index Fund, Long-Term Bond Index Fund, Utility Index Fund, REIT Index Fund, Small Cap Index Fund, International Index Fund and Emerging Markets Index Fund;

     NOW, THEREFORE, the Trustees hereby amend the initial paragraph of Article IV, Section 4.2 of the Master Trust Agreements as heretofore in effect to read as follows:

          "Section 4.2  Establishment and Designation of Sub-Trusts.  Without
                        -------------------------------------------
     limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby redesignate the established Sub-Trusts known as CIGNA Variable Products S&P 500 Index Fund, CIGNA Variable Products High Yield Fund, CIGNA Variable Products Income Fund, CIGNA Variable Products International Stock Fund and CIGNA Variable Products Money Market Fund and designate these Sub-Trusts as S&P 500 Index Fund, High Yield Fund, Income Fund, International Stock Fund, and Money Market Fund, respectively, and establish and designate seven additional Sub-Trusts: Intermediate Bond Index Fund, Long-Term Bond Index Fund, Utility Index Fund, REIT Index Fund, Small Cap Index Fund, International Index Fund and Emerging Markets Index Fund, and the Shares of each such Sub-Trust and any Shares of any further Sub-Trusts that

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     may from time to time be established and designated by the Trustees shall
     (unless the Trustees otherwise determine with respect to some further Sub-Trust at the time of establishing and designating the same) have the following relative rights and preferences:"

The undersigned hereby certify that the amendment set forth above has been duly adopted in accordance with the provisions of the Master Trust Agreement.

     IN WITNESS WHEREOF, the undersigned have hereunto executed this Amendment No. 2 to Master Trust Agreement as of the day and year first above written.



/s/  R. Bruce Albro               /s/  Hugh R. Beath
-------------------------------   -------------------------------
    R. Bruce Albro                    Hugh R. Beath


/s/  Russell H. Jones             /s/  Paul J. McDonald
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    Russell H. Jones                  Paul J. McDonald


              /s/ Arthur C. Reeds, III
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                      Arthur C. Reeds, III


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